Exhibit 99.2

CoreCivic, Inc.

Unaudited Pro Forma Consolidated Financial Statements

Basis of Presentation.  On June 29, 2021 (the “SSA-Baltimore Closing Date”), CoreCivic, Inc. (the “Company”) consummated the sale of 100% of the membership interests of SSA Baltimore Holdings, LLC, a wholly-owned unrestricted subsidiary of the Company and the owner of the approximately 541,000 square-foot Social Security Administration office building in Baltimore, Maryland (“SSA-Baltimore”), to a third party (the “Baltimore Sale”), for a gross sales price of $253.0 million (the “Sales Price”).  Concurrent with the Baltimore Sale, the Company used $170.6 million of the Sales Price to fully repay the 4.5% non-recourse mortgage note secured by SSA-Baltimore (the “SSA-Baltimore Mortgage Note”), which includes a make-whole payment in the amount of $29.1 million. The SSA-Baltimore Mortgage Note was assumed by the Company in connection with the acquisition of SSA-Baltimore and had an outstanding principal balance of $141.5 million on the SSA-Baltimore Closing Date.

In addition, on May 28, 2021 (the “CCC/NARA Closing Date”), the Company consummated the sale to another third party of two additional properties (collectively, the “CCC/NARA Sale”), an approximately 277,000 square-foot office property primarily leased to an agency of the State of Florida (“Capital Commerce Center”) and an approximately 217,000 square-foot warehouse property leased to the General Services Administration and used by the National Archives & Records Administration ("NARA"), in a single transaction for an aggregate gross sales price of $73.0 million (the “CCC/NARA Sales Price”). Concurrent with the CCC/NARA Sale, the Company used $23.8 million of the CCC/NARA Sales Price to fully repay the 4.5% non-recourse mortgage note secured by Capital Commerce Center (the “CCC Mortgage Note”), which includes a prepayment charge of $3.4 million. The CCC Mortgage Note was obtained in connection with the acquisition of the Capital Commerce Center and had an outstanding principal balance of $20.4 million on the CCC/NARA Closing Date.

The Baltimore Sale and the CCC/NARA Sale are collectively referred to herein as the “Property Sales”. The unaudited pro forma consolidated balance sheet data as of March 31, 2021 gives effect to the Property Sales as if they occurred on March 31, 2021. The unaudited pro forma consolidated statements of operations data for the year ended December 31, 2020, and for the quarterly period ended March 31, 2021, give effect to the Property Sales as if they occurred on January 1, 2020. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The statements have been derived from, and should be read in conjunction with, the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 22, 2021, and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q as of and for the quarterly period ended March 31, 2021 filed with the SEC on May 6, 2021.

The unaudited pro forma adjustments are based on currently available information and assumptions that the Company’s management believes are directly attributable to the Property Sales and factually supportable. The pro forma financial statements are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K. Actual adjustments, however, may differ materially from the information presented. The unaudited pro forma adjustments may differ from the amounts that will be calculated and reported in the Company’s future filings. The unaudited pro forma consolidated financial information is for illustrative and informational purposes only and should not be considered representative of the Company’s future results of operations or financial position.

CORECIVIC, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31, 2021
ASSETS	As Reported	SSA - Baltimore Adjustments	CCC/NARA Sale Adjustments	Notes	Pro Forma
Cash and cash equivalents	$168,141	$82,811	$45,463	(A)	$296,415
Restricted cash	16,413	(6,620)	1,850	(B)	11,643
Accounts receivable, net of credit loss reserve of $6,105	259,620	—	—		259,620
Prepaid expenses and other current assets	27,681	(1,258)	(12)		26,411
Assets held for sale	281,523	(229,120)	(50,590)		1,813
Total current assets	753,378	(154,187)	(3,289)		595,902
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,572,711	2,333,340	—	—		2,333,340
Other real estate assets	225,341	—	—		225,341
Goodwill	5,902	—	—		5,902
Other assets	395,843	—	—		395,843
Total assets	$3,713,804	$(154,187)	$(3,289)		$3,556,328
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$346,494	$(3,011)	$3,476	(C)	$346,959
Current portion of long-term debt	38,914	(5,997)	(1,349)		31,568
Total current liabilities	385,408	(9,008)	2,127		378,527
Long-term debt, net	1,719,115	(136,817)	(18,977)		1,563,321
Deferred revenue	22,804	—	—		22,804
Non-current deferred tax liabilities	85,356	—	—		85,356
Other liabilities	210,886	—	606	(D)	211,492
Total liabilities	2,423,569	(145,825)	(16,244)		2,261,500
Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2021	—	—	—		—
Common stock – $0.01 par value; 300,000 shares authorized; 120,277 shares issued and outstanding at March 31, 2021	1,203	—	—		1,203
Additional paid-in capital	1,838,066	—	—		1,838,066
Accumulated deficit	(572,305)	(8,362)	12,955	(E)	(567,712)
Total stockholders' equity	1,266,964	(8,362)	12,955		1,271,557
Non-controlling interest – operating partnership	23,271	—	—		23,271
Total equity	1,290,235	(8,362)	12,955		1,294,828
Total liabilities and equity	$3,713,804	$(154,187)	$(3,289)		$3,556,328

CORECIVIC, INC. AND SUBSIDIARIES

PRO FORMA STATEMENT OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Twelve Months Ended December 31, 2020
	As Reported	SSA - Baltimore Adjustments (F)	CCC/NARA Sale Adjustments (F)	Pro Forma
REVENUES	$1,905,485	$(23,812)	$(7,955)	$1,873,718
EXPENSES:
Operating	1,406,376	(9,378)	(2,211)	1,394,787
General and administrative	124,338	—	—	124,338
Depreciation and amortization	150,861	(7,334)	(1,626)	141,901
Shareholder litigation expense	620	—	—	620
Asset impairments	60,628	—	—	60,628
	1,742,823	(16,712)	(3,837)	1,722,274
OTHER INCOME (EXPENSE):
Interest expense, net	(83,299)	6,626	992	(75,681)
Expenses associated with debt repayments and refinancing transactions	(7,141)	(29,266)	(3,723)	(40,130)
Gain (loss) on sale of real estate assets	(13,023)	17,893	21,342	26,212
Other income (expense)	525	—	—	525
INCOME BEFORE INCOME TAXES	59,724	(11,847)	14,493	62,370
Income tax expense	(4,386)	—	—	(4,386)
NET INCOME	55,338	(11,847)	14,493	57,984
Net income attributable to non-controlling interest	(1,181)	—	—	(1,181)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$54,157	$(11,847)	$14,493	$56,803
EARNINGS PER SHARE:
Basic	$0.45			$0.48
Diluted	$0.45			$0.48
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,559			119,559
Diluted	120,929			120,929

CORECIVIC, INC. AND SUBSIDIARIES

PRO FORMA STATEMENT OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31, 2021
	As Reported	SSA - Baltimore Adjustments (F)	CCC/NARA Sale Adjustments (F)	Pro Forma
REVENUES	$454,718	$(6,009)	$(1,956)	$446,753
EXPENSES:
Operating	332,884	(2,406)	(612)	329,866
General and administrative	29,530	—	—	29,530
Depreciation and amortization	32,712	—	—	32,712
Shareholder litigation expense	51,745	—	—	51,745
Asset impairments	1,308	—	—	1,308
	448,179	(2,406)	(612)	445,161
OTHER INCOME (EXPENSE):
Interest expense, net	(18,428)	1,621	239	(16,568)
Other income (expense)	(148)	—	—	(148)
INCOME (LOSS) BEFORE INCOME TAXES	(12,037)	(1,982)	(1,105)	(15,124)
Income tax expense	(113,531)	(525)	(293)	(114,349)
NET INCOME (LOSS)	(125,568)	(2,507)	(1,398)	(129,473)
Net income attributable to non-controlling interest	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(125,568)	$(2,507)	$(1,398)	$(129,473)
EARNINGS (LOSS) PER SHARE:
Basic	$(1.05)			$(1.08)
Diluted	$(1.05)			$(1.08)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,909			119,909
Diluted	121,366			121,366

CORECIVIC, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following pro forma adjustments have been reflected in the unaudited pro forma consolidated financial information.

(A)

Adjustment reflects the net cash proceeds received from the sale of the SSA-Baltimore, Capital Commerce Center, and NARA-Dayton properties after the deduction for closing costs and credits as well as the repayment of debt balances outstanding associated with the SSA-Baltimore and Capital Commerce Center properties and the associated defeasance premiums required by the lenders for the early repayment.

(B)

Adjustment reflects the release of escrow accounts required under the SSA-Baltimore Mortgage Note, and the amount of sales proceeds withheld at closing of the SSA-Baltimore property and held in escrow pursuant to the Baltimore Sale.

(C)

Adjustments reflect the elimination of accrued liabilities and other accrued expenses related to the SSA-Baltimore, Capital Commerce Center, and NARA-Dayton properties, net of the accrual of income taxes payable for the pro forma balance sheet which assumes the sales took place on March 31, 2021.

(D)	Adjustment reflects the estimated accrued liability calculated by the Company pursuant to the Baltimore Sale.
(E)

Adjustment reflects the estimated effect on retained earnings from the impact of the gains on the sales of the SSA-Baltimore, Capital Commerce Center, and NARA-Dayton properties, net of the non-recourse debt defeasance costs, after income taxes.

(F)

Adjustments reflect the revenue and expenses attributable to the SSA-Baltimore, Capital Commerce Center, and NARA-Dayton properties for the year ended December 31, 2020 and the three months ended March 31, 2021, which were included in the Company’s historical financial statements prior to being sold, as well as the impact of recording the gains on sales as if the Property Sales had occurred on January 1, 2020. The Company operated in compliance with REIT requirements for federal income tax purposes from January 1, 2013 through December 31, 2020.  The Company revoked its REIT election effective January 1, 2021, and the Company is, therefore, subject to federal and state income taxes on its taxable income at applicable tax rates, and is no longer entitled to a tax deduction for dividends paid. As a result, the pro forma adjustments to revenues and expenses for the year ended December 31, 2020 does not include a provision for income tax expense but the pro forma adjustments for the three month period ended March 31, 2021 includes a provision for income taxes at the statutory income rates.